           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000
                                              REGISTRATION NO. 333-            .
                                                                    -----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   52-2081515
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

              587 GREENWAY INDUSTRIAL DRIVE, LAKEMONT BUSINESS PARK
                         FORT MILL, SOUTH CAROLINA 29715
                            TELEPHONE: (803) 548-2160
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                         NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                                  KARL F. BROWN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
              587 GREENWAY INDUSTRIAL DRIVE, LAKEMONT BUSINESS PARK
                         FORT MILL, SOUTH CAROLINA 29715
                            TELEPHONE: (803) 548-2160
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ROBERT W. WALTER, ESQ.
                     BERLINER ZISSER WALTER & GALLEGOS, P.C.
                         1700 LINCOLN STREET, SUITE 4700
                             DENVER, COLORADO 80203
                            TELEPHONE: (303) 830-1700

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [ X ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT OF 1933 REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT OF 1933 REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of each class of securities to be  Amount to be   PROPOSED MAXIMUM AGGREGATE    PROPOSED MAXIMUM AGGREGATE     Amount of
              registered                  registered    OFFERING PRICE PER UNIT (1)       OFFERING PRICE(1)       registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock...........................     31,000                 $4.00                       $124,000                $32.73
----------------------------------------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457. BASED UPON THE CLOSING SALE PRICE OF OUR COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 22, 2000.

                      -------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JUNE 30, 2000


                                  31,000 SHARES


                [AMERICAN AIRCARRIERS SUPPORT INCORPORATED LOGO]


                                  COMMON STOCK

                                  ------------

         A total of 31,000 shares of common stock of American Aircarriers Support, Incorporated are being offered by this prospectus. The shares will be sold from time to time by the selling shareholder named in this prospectus. We will not receive any of the proceeds from the sale of the 31,000 shares. We have agreed to pay the expenses of registering the shares, estimated at $15,000.

         The selling shareholder has advised us that it intends to sell the shares as a principal for its own account from time to time in the over-the-counter market or in negotiated transactions or a combination of these two methods of sale. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of the sale or at negotiated prices. The registration statement, of which this prospectus forms a part, must be current at the time of sale. See "Plan of Distribution."

         Our common stock is traded on the Nasdaq National Market under the symbol "AIRS." On June 22, 2000, the closing price of our common stock as reported on the Nasdaq National Market was $4.00 per share. Our principal executive offices are located at 587 Greenway Industrial Drive, Fort Mill, South Carolina 29715, and our telephone number is (803) 548-2160.


                                  ------------


         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


                                  ------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ------------


                        PROSPECTUS DATED JUNE ___, 2000.

                                  ------------



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FORWARD-LOOKING STATEMENTS...................................................-3-
RISK FACTORS.................................................................-4-
ABOUT AMERICAN AIRCARRIERS SUPPORT, INCORPORATED............................-12-
USE OF PROCEEDS.............................................................-13-
SELLING SHAREHOLDER.........................................................-13-
PLAN OF DISTRIBUTION........................................................-14-
LEGAL MATTERS...............................................................-14-
EXPERTS.....................................................................-14-
WHERE YOU CAN FIND MORE INFORMATION.........................................-15-


                                  ------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus and documents incorporated into this prospectus by reference contain forward-looking statements, which plan for or anticipate future events and involve risks and uncertainties. When used in this prospectus and in those documents incorporated by reference, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends and other risks or uncertainties detailed in this prospectus or those incorporated documents based on management's current expectations. Prospective purchasers are cautioned that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from the results expressed in or implied by these forward-looking statements. Important factors currently known to American Aircarriers Support that can affect actual results are described in the Safe Harbor Compliance Statement filed as an exhibit to this Registration Statement and in the risk factors in this prospectus. Many of these factors are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual plan of operations, business strategy, operating results and financial position could differ materially from those expressed in, or implied by, the forward-looking statements.

                                  RISK FACTORS

         You should carefully consider the following risk factors and all of the other information in this prospectus or incorporated into this prospectus before deciding to invest in our common stock.

DECREASED DEMAND FOR AIR TRAVEL AND INCREASES IN FUEL PRICES HAVE ADVERSELY AFFECTED OUR RECENT RESULTS OF OPERATIONS.

         Our customers include major commercial passenger and cargo airlines, maintenance and repair facilities and redistributors located throughout the world. Adverse economic factors in the airline industry, such as decreased demand for air travel, tend to cause downward pressure on prices for aircraft components and spare parts and result in increased credit risks for us.

         The price of aviation fuel also affects our business. Older aircraft, which account for most of our aircraft components and spare parts, and maintenance and repair business, consume more fuel than newer, more fuel efficient aircraft. When the price of fuel increases, the economics of purchasing newer aircraft may reduce demand for older aircraft. A decrease in older aircraft usage may decrease the demand for our aircraft components and spare parts and our services.

         The dramatic increase in aviation fuel prices that has occurred since the beginning of this year has adversely impacted the demand for aviation spare parts sold by us and our competitors. As a result, we reported a net loss of $769,000 in the quarter ended March 31, 2000, which is the first time we incurred a quarterly loss since becoming a public company. We believe that a number of our customers have deferred maintenance where possible in order to reduce operating expenses. Although this may result in increased demand for aviation spare parts in future periods, continued maintenance deferrals by our customers, and continuing high aviation fuel prices, could have a material adverse effect on us.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         As a result of our recent acquisitions of companies in the aviation service industry and in an effort to build our aircraft spare parts pool, we incurred a significant amount of indebtedness. As a result, we have significant payments to make on our debt. As of March 31, 2000, we were not in compliance with certain restrictive financial covenants in our credit agreement with our primary lender. If we cannot make our required debt payments, we could be required to reduce or delay capital expenditures, sell certain of our assets, or restructure or refinance our indebtedness. We are currently in discussions with several parties to obtain additional financing. Our ability to secure additional financing will depend on:

        -   our future operating performance;
        - our ability to incur additional debt or pay dividends under restrictions imposed by our current lender; and
        - the extent to which our cash flow from operations is dedicated to the payment of debt.

         We are currently in default under our Credit Agreement due to the expiration of an amendment. The lenders have agreed to provide financial accommodations at this time, but have reserved the right to exercise all rights and remedies under the Credit Agreement without further notice to us. This would adversely impact our business, operations and financial operations.

         If we are not able to obtain additional financing to support our growth or to obtain financing on terms favorable to us, the market price of our common stock could decline and your investment may be adversely affected.

WE HAVE HISTORICALLY RELIED ON THE SALES OF OLDER AIRCRAFT PARTS FOR A SIGNIFICANT PORTION OF OUR REVENUES AND NEW REGULATIONS ON OLDER AIRCRAFT MAY DIMINISH SALES OF COMPONENTS AND SPARE PARTS FOR OLDER AIRCRAFT.

         Before merging the acquired companies into our operations, our principal business was the sale of aircraft components and spare parts for Boeing 737 aircraft and the Pratt & Whitney JT8 engine series. The 737 has been in production since the early 1960s and the JT8 engine is one of the most widely used engines in commercial aviation. The Federal Aviation Agency has promulgated regulations governing noise emission standards for older aircraft and implemented an Aging Aircraft Program Plan. Older aircraft must install hush-kits to meet noise emission standards or be phased out of operation in the European Union by April 1, 2002. The Aging Aircraft Program requires aircraft operators to make structural modifications for airframe fatigue and to implement corrosion prevention and control programs. Although the regulations further increase the costs of maintaining older aircraft, we believe that the cost of acquiring new replacement aircraft is substantially greater than the cost of updating older aircraft to comply with the new requirements. However, if these regulations or other regulations enacted in the future lead to a significant decline in the use of 737 aircraft or JT8 engines by aircraft operators, our revenues from the sales of aircraft components and spare parts could significantly decrease.

ANY SIGNIFICANT INCREASE IN THE AVAILABILITY OF AIRCRAFT COMPONENTS AND SPARE PARTS IN THE MARKETPLACE COULD AFFECT THE SALES AND PRICES OF OUR AIRCRAFT COMPONENTS AND SPARE PARTS.

         Some aircraft components and spare parts of older aircraft can be used on newer aircraft. If a significant number of older aircraft are taken out of service and disassembled, the availability of those interchangeable aircraft components and spare parts could cause us to reduce the prices of aircraft components and spare parts in our inventory. Aircraft manufacturers may also develop new parts to be used interchangeably with parts in our inventory, which could also cause us to reduce the prices of our inventory. Any significant price reductions would adversely affect the value of our inventory and our profit margins.

OUR FAILURE TO PURCHASE INVENTORY AT ACCEPTABLE PRICES OR TO ANTICIPATE CUSTOMER DEMAND COULD FORCE US TO SELL EXCESS INVENTORY AT DISCOUNTED PRICES.

         We purchase engines and aircraft components and spare parts inventory from third parties. The availability of inventory is often the determining factor in sales of aircraft components and spare parts. Our success will depend upon our identification of potential sources of inventory, including bulk purchases and purchases of entire aircraft for disassembly, and effecting timely purchases at acceptable terms and prices to us. We must also anticipate customer demand for the various types of engines, engine components, and aircraft components and spare parts. If we are unable to purchase engines or components and spare parts inventory, or if we are unable to make purchases at reasonable prices, our sales may be depressed. In addition, if we cannot accurately predict our customers' needs, we may be required to take write-downs associated with excess inventory.

OUR FINANCIAL RESULTS MAY BE NEGATIVELY AFFECTED BY THE EXPANSION OF THE TYPES OF INVENTORY WE CARRY.

         We have historically purchased and sold aircraft components and spare parts for Boeing 737 aircraft, a narrow-body aircraft, and the Pratt & Whitney JT8 engine series. We have entered the wide-body aircraft market by adding to our inventory aircraft components and spare parts for the Boeing 767 and the McDonnell-Douglas DC-10 and engines used to power wide-body aircraft, including the General Electric CF6, the Pratt & Whitney JT9 and PW4000 engine series. We have also acquired inventory from each of the companies we have purchased. Our experience in managing our existing engine and aircraft components and spare parts inventory does not mean we will effectively manage inventories for additional aircraft and engine types. We may also misjudge market prices or demand for our new inventories. If we are unable to manage our new inventories effectively, we could be forced to liquidate our excess inventories at discounted prices that would negatively affect our sales and margins.

THE AVIATION INDUSTRY IS HIGHLY REGULATED AND NONCOMPLIANCE WITH REGULATIONS FOR ANY REASON COULD BE DETRIMENTAL TO OUR BUSINESS.

         The aviation industry is highly regulated in the United States by the FAA and in other countries by similar regulatory agencies. Specific regulations vary from country to country, but are generally designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of aircraft and to address environmental concerns. Our aircraft components and spare parts business is not directly regulated by these agencies, but customers who use our aircraft components and spare parts and the facilities that perform maintenance, repair and overhaul, including our own repair facilities, are extensively regulated.

         Before aircraft components and spare parts may be installed in an aircraft, they must:

        - meet standards of condition established by the appropriate regulatory agencies;
        -  be traceable to sources deemed acceptable by regulatory agencies; and
        - be accompanied by documentation which enables the customer to comply with the regulatory requirements applicable to them.

         Any of the aircraft components and spare parts in our inventory which do not comply with these conditions must be scrapped or modified.

         Regulations also dictate the monitoring, inspection, maintenance and repair procedures and schedules for the various types of aircraft, engines and aircraft components and spare parts we sell. Any failure to maintain certification of our repair facilities would adversely impact the results of our operations.

         In the future, regulatory agencies could adopt new regulations, which could be more stringent than those now existing. These new regulations could have negative effects on our business, financial condition or results of operations.

WE USE THIRD PARTY REPAIR AND OVERHAUL FACILITIES TO PERFORM SERVICES OVER WHICH WE HAVE NO CONTROL.

         In addition to our own repair operations, we use third-party licensed repair facilities to perform necessary repair and overhaul services. We have no direct control over the quality of repair services performed by these third-party repair facilities. It is possible that airframe or engine components and spare parts could be designated as airworthy by a repair facility, be sold by us and placed on an aircraft, and subsequently be determined to be unsafe, in need of further repair or defective. If that occurred, the FAA could take action, including the grounding of the aircraft. In addition, the customer could demand a replacement component or spare part. Any quality control issue could damage our reputation in the industry and adversely affect our business operations.

THE LIMITED NUMBER OF AVAILABLE LICENSED REPAIR FACILITIES COULD NEGATIVELY IMPACT OUR BUSINESS AND SALES AS A RESULT OF LONG TURNAROUND TIMES.

         There are currently a limited number of licensed repair facilities and this has, on occasion, resulted in long turnaround times for the repair and overhaul of engines and aircraft components and spare parts. The FAA's increased scrutiny of third-party repair facilities could result in fewer FAA-licensed repair facilities which could lead to longer turnaround times in the future. Longer turnaround times affect our customer relations and could result in decreased sales of our products and harm to our business reputation.

THE LOSS OF SENIOR MANAGEMENT OR OTHER KEY PERSONNEL WITH EXPERIENCE IN THE AVIATION SERVICES INDUSTRY OR OUR FAILURE TO ATTRACT AND RETAIN OTHER PERSONNEL COULD HARM OUR BUSINESS.

         We believe our continued success will depend to a significant degree upon the services of our senior management team . Our ability to operate our business successfully could be jeopardized if we lose the services of any of the members of our senior management team and we are unable to identify and hire a capable successor. We also significantly depend upon retaining the services of the key personnel and licensed technicians in each of the acquired companies. Intense competition in the FAA maintenance repair business may make it more difficult to hire or retain qualified licensed personnel, which we must have to maintain our FAA licenses for our repair facilities.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND THE VALUE OF YOUR INVESTMENT MAY BE ADVERSELY AFFECTED AND DECLINE.

         Our operating results may fluctuate significantly from quarter-to-quarter due to many factors, some of which are out of our control. Factors which could affect operating results in any quarter include:

        - the timing and size of orders and the payment for orders, particularly from significant customers;
        - the timing and type of inventory purchases, such as bulk purchases or purchases of aircraft for disassembly; and
        -  the mix of our inventory.

         We do not obtain long-term commitments from our customers so we have to anticipate future orders, adjust our inventory and estimate our revenues based on our customers' historic purchasing patterns and on discussions with them as to their future requirements. If our operating results are below the expectations of public market analysts or investors, the price of our common stock could decline.

WE FACE FINANCIAL RISKS ASSOCIATED WITH OUR GROWTH BY ACQUISITION STRATEGY THAT COULD AFFECT OUR PROFITABILITY, WORKING CAPITAL OR OPERATING RESULTS OR COULD DILUTE SHAREHOLDERS' EQUITY.

         We intend to continue to pursue acquisitions of additional repair facilities, aircraft components and spare parts redistributors, and small manufacturers of aviation products as part of our growth strategy. Some of the financial risks associated with acquisitions are that:

        - we may be unable to acquire suitable complementary companies at reasonable prices;
        - the costs of acquisitions, including the amortization of goodwill and other intangible assets, could negatively impact our operating results and profitability;
        - if we use our common stock as part of the acquisition price, the acquisition may be dilutive to our shareholders and the issuance of additional common stock may cause the market price of our common stock to decline; and
        - if we borrow additional funds to use as part of the acquisition price, our financial condition may be viewed less favorably.

Any of these risks could negatively impact our profitability, working capital and operating results.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE OUR CURRENT AND FUTURE ACQUIRED COMPANIES WHICH COULD ADVERSELY AFFECT OUR OPERATIONS AND RESULT IN OPERATING INEFFICIENCIES.

         We will have to expend substantial managerial, operating, financial and other resources to integrate each acquired company into our currently existing operations. Our success will depend on our ability to integrate the operations and services of our acquired companies and to retain the personnel, including key employees, of our acquired companies. If the historical operations, revenue and earnings levels of our acquired companies cannot be sustained or improved, our results of operations could be negatively affected. If we have to fund working capital requirements of our acquired companies, working capital available for our currently existing operations would decrease. In addition, if we are unable to successfully integrate our acquired companies, we may experience operating inefficiencies, which could reduce our profitability.

WE INCURRED ADDITIONAL COMPLIANCE AND REGULATORY OBLIGATIONS WITH REGARD TO THE PURCHASE OF OUR REPAIR FACILITY ACQUISITIONS.

         Since the completion of our public offering in May 1998, we have acquired three FAA licensed maintenance, repair and overhaul facilities. Regulations require that repair procedures be performed only by licensed repair facilities utilizing licensed technicians. AAS-Amjet, AAS Landing Gears and AAS Complete Controls, our newly acquired repair operations, are certified by the FAA and, in some cases, by original equipment manufacturers, and must maintain their certification to perform maintenance, repair and overhaul services. Certified repair operations are periodically inspected and must comply with all regulations to maintain certification. Acquisitions of FAA-licensed facilities require us to:

        -  maintain FAA licensing to conduct operations;
        - assume additional liability associated with incorrect or inadequate repairs; and
        -  comply with more extensive governmental regulations.

         All of these requirements increase our operating costs, which could reduce profitability.

OUR STRATEGY TO GROW BY INCREASING OUR AIRCRAFT LEASING BUSINESS MAY NOT BE SUCCESSFUL WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS AND REDUCE OUR REVENUES.

         One of our growth strategies is to increase market share by leasing to third parties aircraft components and spare parts, as well as complete aircraft and engines. Aircraft components and spare parts leases are typically used by smaller passenger or cargo carriers to reduce capital expenditures, and leasing to smaller carriers could increase the risk of financial default by the lessee. The success of our leasing operation depends on:

        - the return at the end of the lease term of the leased components and spare parts, aircraft or engines in marketable condition;
        - the continued re-lease of components and spare parts, aircraft and engines on favorable terms on a timely basis;
        - our ability, at the end of the lease term, to sell the components and spare parts, aircraft or engines at favorable prices, or to realize sufficient value from components and spare parts obtained from the disassembly of aircraft or engines;
        -  the collection of lease payments when due; and
        - the repossession of our components and spare parts, aircraft or engines if the lessee defaults .

         Numerous other factors, many of which are beyond our control, may make it more difficult to re-lease, sell or disassemble aircraft or engines. These factors include:

        -  general market conditions;
        - regulatory changes (particularly those imposing environmental or maintenance requirements on the operation of aircraft and engines);
        -  changes in the supply and cost of aircraft or engines; and
        -  technological developments.

         The occurrence of any of these factors could be detrimental to our leasing operations. If our leasing business is unsuccessful, our revenues may be negatively impacted.

OUR LENDERS IMPOSE DEBT AND FINANCIAL RATIO RESTRICTIONS ON US WHICH COULD LIMIT OUR FLEXIBILITY IN MAKING BUSINESS DECISIONS.

         Our credit agreement imposes restrictions on our ability to incur additional debt and requires us to maintain specific financial ratios. These restrictions could limit our ability to pay dividends, prepay our indebtedness, sell our assets or engage in mergers and acquisitions. In addition, our lender could declare an event of default if we don't comply with all of our restrictions and covenants.

A PORTION OF OUR REVENUES ARE DERIVED FROM SALES TO INTERNATIONAL CUSTOMERS AND AS A RESULT WE FACE ADDITIONAL FINANCIAL AND REGULATORY RISKS INHERENT IN INTERNATIONAL TRANSACTIONS.

         Sales to international customers accounted for approximately 28% of our net sales in the 1999 fiscal year and we expect that international sales will continue to represent a material portion of our net revenues in future periods. International sales have inherent risks, including:

        -  variations in local economies;
        - fluctuating exchange rates if our international sales were to be denominated in a currency other than U.S. dollars in future periods;
        -  greater difficulty in accounts receivable collection;
        -  changes in tariffs and other trade barriers;
        -  adverse foreign tax consequences; and
        - burdens of compliance with a variety of foreign laws, particularly aviation related laws.

         Any of these factors could reduce our revenues and profitability and adversely affect our business.

IF WE WERE REQUIRED TO DEFEND, OR WERE FOUND LIABLE UNDER ANY SIGNIFICANT PRODUCT LIABILITY CLAIM, OUR FINANCIAL CONDITION WOULD BE ADVERSELY IMPACTED AND OUR REPUTATION WOULD BE DAMAGED.

         Our business exposes us to possible claims for personal injury and death and we could be named as a defendant in a lawsuit if a component or spare part sold, repaired or leased by us failed in an aircraft which had a catastrophic accident. No lawsuit has ever been filed against us based upon a product liability theory and we currently maintain product liability insurance in an amount we believe is adequate to cover significant claims. In the future, we may be unable to obtain product liability insurance coverage or it may only be available at an unacceptable cost. Our financial condition and results of operations could decline if we were required to defend or were found liable under a product liability claim and we had no insurance or indemnification or our insurance was insufficient to cover the claim. Any claim against us could harm our reputation in the aircraft components and spare parts industry which, in turn, could result in decreased revenues.

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS AND THE VALUE OF YOUR INVESTMENT MAY DECLINE AS A RESULT.

         The international aircraft components and spare parts redistribution market is highly competitive. The principal companies with which we compete are all significantly larger and many have greater financial and marketing resources than we do. We also compete with smaller regional niche companies. Computer-generated inventory catalogues also give customers access to a broad array of suppliers, including aircraft manufacturers, airlines and aircraft services companies. As a result of intense competition, we may be unable to successfully compete and our prices for aircraft components and spare parts may be depressed. Our goal is to distinguish ourselves from our competitors by becoming a full service supplier capable of providing "one stop shopping" for supply, maintenance, repair and overhaul of aircraft components and spare parts. We cannot assure you that we will be able to distinguish ourselves from our competitors or compete successfully in this market.

ALMOST ALL OF OUR OUTSTANDING SHARES OF COMMON STOCK ARE ELIGIBLE FOR SALE INTO THE OPEN MARKET AND SIGNIFICANT SALES OF THESE SHARES COULD CAUSE THE MARKET PRICE OF OUR STOCK TO FALL AND YOUR INVESTMENT COULD DECLINE.

         We have 7,185,504 shares of common stock currently outstanding. Some of these shares may have restrictions on resale, such as the volume limits for affiliates under Rule 144, or contractual restrictions on resale, but these restrictions can cease or the shares could be registered for sale. Sales of a significant number of restricted shares of common stock into the open market under Rule 144 or otherwise could cause the price of our stock and the value of your investment to decline.

THE EXISTENCE OF OUR OUTSTANDING OPTIONS AND WARRANTS COULD AFFECT THE TERMS ON WHICH WE CAN NEGOTIATE ADDITIONAL EQUITY FINANCING AND THE EXERCISE OF THOSE OPTIONS MAY DILUTE SHAREHOLDER'S INTERESTS.

         We have granted options to purchase 636,750 shares and we have an additional 263,250 shares of common stock reserved for issuance under our option plan. We have also issued warrants to purchase 200,000 shares of common stock to the underwriters of our public offering. The mere existence of those options and warrants may hinder us from obtaining the most favorable terms in any equity financing in the future. In addition, if those options and warrants are exercised, our existing shareholders' interests may be diluted and the market price of our common stock could fall.

OUR ANTI-TAKEOVER PROVISIONS, THE RIGHT TO ISSUE PREFERRED STOCK AND OUR INSIDER STOCK OWNERSHIP COULD NEGATIVELY IMPACT OUR SHAREHOLDERS.

         Our certificate of incorporation and bylaws contain anti-takeover provisions which may discourage a change of control transaction. In addition, the vesting of options and the expiration of any restriction periods on stock awards under the option plan may be accelerated in some change of control transactions. These provisions, as well as the issuance of preferred stock and the existence of the anti-takeover provisions in our certificate of incorporation, might discourage third parties from trying to acquire us. As a result, our shareholders may not receive an attractive offer that might increase the value of their investment.

         Our officers and directors own or control the voting of approximately 70% of our outstanding shares of common stock. If they act together, they can control most matters submitted to the shareholders, including the election of directors and matters such as acquisitions, mergers or changes in our capitalization. As a result of their ownership, the officers and directors could delay or prevent a change of control or otherwise discourage a potential acquiror from attempting to gain control of us. This could result in a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the market prices for their shares of common stock.

                ABOUT AMERICAN AIRCARRIERS SUPPORT, INCORPORATED

         American Aircarriers Support, Incorporated ("AAS") provides integrated aviation maintenance, repair and overhaul services, including spare parts for commercial airlines, cargo operators and maintenance and repair facilities worldwide. AAS offers engine and aircraft management services, maintenance, repair and overhaul of flight controls, landing gear systems and jet engines at its FAA licensed facilities, and, as of February 2000, heavy maintenance for complete aircraft. AAS is one of the few companies that specialize in both engine and airframe components and spare parts and also provides aviation services that include:

    - sale, lease or exchange of all major airframe and engine components and spare parts;
    - complete FAA and JAA (a consortium of European civil aviation regulatory authorities)
    - certified maintenance, repair and overhaul ("MRO") services for engines, landing gear and flight control surfaces;
    - engine and aircraft management, insurance claims assistance and other services; and
    - as of February 2000, FAA certified heavy maintenance and modifications for both narrow and wide body aircraft.

         Our customers include major commercial passenger and cargo airlines, other maintenance and repair facilities and other redistributors located throughout the world.

         Until the fourth quarter of 1998, substantially all of the revenues of AAS were derived from the sale of the following products:

    - Pratt & Whitney JT8 series engines and, to a lesser extent, General Electric CFM56 engines;
    - engine components and spare parts primarily for these two types of engines; and
    - airframe components and spare parts primarily for Boeing, McDonnell-Douglas and Airbus aircraft.

         In late 1998, AAS began to implement an acquisition strategy aimed primarily at expanding its redistribution sales capabilities by acquiring complementary businesses, including companies providing aviation services, specialized MRO services and heavy maintenance of the complete aircraft. The objective of AAS is to be a full service "one stop" supplier of products and services for customers. AAS has acquired substantially all of the assets of the following businesses that were, at the time of acquisition, conducting the business indicated:

    - Global Turbine Services, Inc. ("GTI") and its affiliate Turbine Inspections, Inc. ("TII"), an engine management service;
    - Condor Flight Spares, Inc. ("Condor"), a redistributor of landing gear parts and applicant for FAA certification to operate a MRO facility specializing in landing gear;
    - American Jet Engine Services, Inc. ("Amjet"), an FAA certified MRO facility specializing in jet engines;
    - Global Air Spares, Inc. ("GASI") and Atlantic Airmotive Corporation ("AAC"), both Amjet affiliates engaged in jet engine and engine parts redistribution.
    - Complete Controls, Inc. ("CCI"), an FAA certified MRO facility specializing in flight control surfaces such as flaps, slats and rudders; and
    - Santa Barbara Aerospace ("SBA"), an FAA certified facility specializing in independent provision of aircraft heavy maintenance and modification.

         GTI and TII were initially operated by AAS in Pembroke Pines, Florida as AAS Engine Services, Inc. In 1999, the name AAS Engine Services, Inc. was changed to Aviation Services, Inc. ("Aviation Services") and in January 2000, its operations were relocated to corporate headquarters in South Carolina. Amjet, GASI and AAC are now operated as AAS Amjet, Inc. ("AAS Amjet") headquartered in Miami, Florida. Condor operates as AAS Landing Gear Services, Inc. ("AAS Landing Gear") and is also headquartered in Miami, Florida. CCI operates in Tucson, Arizona as AAS Complete Controls, Inc. ("AAS Complete Controls"). The assets acquired from the prior operations of SBA are being utilized by AAS Aircraft Services, Inc. ("AAS Aircraft Services") in San Bernardino, California.

         AAS was incorporated in June 1985 in the State of South Carolina under the name Aviation Alloys, Inc. and commenced active operations under its current name in 1990. It was recapitalized, reincorporated in the State of Delaware and converted from an S Corporation to a C Corporation immediately prior to its initial public offering in May 1998. The principal executive office of AAS is located 587 Greenway Industrial Drive, Lakemont Business Park, Fort Mill, South Carolina 29715. The phone number of the executive office is (803) 548-2160.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholder under this prospectus. We will pay all expenses of the registration and sale of the common stock, except selling commissions, fees and stock transfer taxes.

                               SELLING SHAREHOLDER

         We have agreed to register 31,000 shares of our common stock owned by the selling shareholder. These shares were acquired by the selling shareholder in connection with the purchase of the assets of Condor Flight Spares, Inc. The shares of our common stock held by the selling shareholder are being registered to permit public secondary trading of these shares and the selling shareholder may offer these shares for resale from time to time. The selling shareholder may offer all, some or none of the shares of common stock. As a result, we cannot estimate the amount of common stock that will be held by the selling shareholder upon termination of any sales. Accordingly, the column showing ownership after completion of the offering assumes that the selling shareholder will sell all of the common stock offered by this prospectus. The selling shareholder beneficially owned 1.6% of our common stock prior to the offering and, if it sells all of the common stock offered by this prospectus, will own none of our common stock after the offering.

                SHARES BENEFICIALLY                      SHARES BENEFICIALLY
                      OWNED                                   OWNED AFTER
NAME           PRIOR TO THE OFFERING  SHARES OFFERED  COMPLETION OF THE OFFERING
----           ---------------------  --------------  --------------------------
Condor Flight
  Spares, Inc.        31,000              31,000                  -0-


                              PLAN OF DISTRIBUTION

         We are registering an aggregate of 31,000 shares of common stock to permit public secondary sales of the shares by the selling shareholder. The selling shareholder has advised us that it intends to sell its shares as principal for its own account. It may sell the shares from time to time in the over-the-counter market, in privately negotiated transactions or in a combination of these two methods. Broker-dealers participating in such transactions may receive compensation in the form of discounts, concessions or commissions, including without limitation, customary brokerage commissions, from the selling shareholder. The selling shareholder and any broker-dealers who act in connection with sales of common stock may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, and any commissions received by them and profit on any resale of the common stock might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate.

         We have agreed to pay the expenses of registering the shares, but the selling shareholder must pay the broker's commission for any shares sold by its brokers in brokerage transactions.

         The registration statement of which this prospectus forms a part must be current at any time during which the selling shareholder sells any shares. We have agreed to maintain a current registration statement until the earlier of:

        -  six months after the date of this prospectus;
        - the Rule 144 holding periods which would make the shares freely transferable have been satisfied; or
        -  until all of the shares have been sold.

                                  LEGAL MATTERS

         Berliner Zisser Walter & Gallegos, P.C., in Denver, Colorado will be giving an opinion of the validity of the shares being offered. A shareholder of that firm owns 3,000 shares of our common stock.

                                     EXPERTS

         Our consolidated balance sheets as of December 31, 1998 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended 1998 and 1999 are incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 1999. The consolidated financial statements for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. The financials for the year ended 1998 and as of December 31, 1998 have been included in reliance on the report of Cherry Bekaert & Holland LLP, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Commission . You may read and copy these documents at the Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549; 7 World Trade Center, Suite

1300, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers like American Aircarriers Support that file electronically with the Commission . The address of the Commission's web site is http://www.sec/gov. You can also inspect reports, proxy statements and other information about American Aircarriers Support at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, you can find more information about American Aircarriers Support on our Internet website at http://www.a-a-s.com. However, information contained in or linked to our website does not constitute part of this prospectus and is not, and shall not be deemed, incorporated into this prospectus by reference.

         We have filed with the Commission a registration statement on Form S-3 to register the common stock offered by this prospectus. This prospectus is part of the registration statement. As allowed by Commission rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits and schedules to the registration statement. For further information regarding American Aircarriers Support , investors should refer to the registration statement and its exhibits and schedules. A copy of the registration statement may be inspected, without charge at the public reference rooms of the Commission described above, and copies of all or any part of the registration statement may be obtained from the Commission at prescribed rates. This information is also available at the Commission's web site.

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we hereby incorporate by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholder sells all of the shares or the earlier termination of this offering:

        -  our Annual Report on Form 10-KSB for the year ended December 31,
           1999;
        -  our Quarterly Report on Form 10-Q for the quarter ended March 31,
           2000;
        -  our Proxy Statement filed on May 1, 2000, as amended on May 25,
           2000; and
        - the description of our common stock contained in the registration statement on Form 8-A filed on May 18, 1998, including any amendments or reports filed for the purpose of updating that description.

         You may request a copy of the above filings by writing or calling:
Chief Financial Officer, American Aircarriers Support, Incorporated, 587 Greenway Industrial Drive, Lakemont Business Park, Fort Mill, South Carolina, 29715, (803) 548-2160.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

================================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date.

================================================================================
================================================================================


                                  31,000 SHARES

                [AMERICAN AIRCARRIERS SUPPORT INCORPORATED LOGO]


                                  Common Stock


                                  -------------
                                   PROSPECTUS
                                  -------------



                                 June ____, 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement. These expenses will be paid by us:


ITEM                                                       AMOUNT PAYABLE BY AAS
----                                                       ---------------------
SEC Registration Fees...............................................$     32.73
Legal Fees..........................................................  10,000.00*
Accounting Fees and Expenses........................................   3,000.00*
Miscellaneous Expenses..............................................   1,967.27*
     Total..........................................................$ 15,000.00*
--------------------
* Estimated for the purpose of this filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A corporation organized under the Delaware General Corporation Law may indemnify its directors and officers for certain of their acts and the Certificate of Incorporation of AAS conforms to the Delaware General Corporation Law. In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which the specified person is a party, if that person's actions were in good faith, were believed to be in the best interest of AAS and were not unlawful. Unless the person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

         In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and to act in what they reasonably determine in good faith, after appropriate consideration, to be in the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the "business judgment" rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation Law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

         The circumstances under which indemnification is granted in connection with an action brought on behalf of AAS are generally the same as those set forth above except that indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In this type of action, the person to be indemnified must have acted in good faith, in a manner believed to have been in the best interest of AAS and with respect to which the person was not adjudged liable for negligence or misconduct.

         Indemnification may also be granted under the terms of agreements which may be entered into in the future pursuant to a vote of the shareholders or directors. The statutory provision cited above and the referenced portion of the Certificate of Incorporation also grant the power to AAS to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their services as officers and directors, and AAS does maintain such insurance to protect its officers and directors.

ITEM 16.  EXHIBITS.

         (a) The following is a complete list of Exhibits filed as part of this registration statement and which are incorporated herein.


EXHIBIT NO.       DOCUMENT
-----------       --------
*        2.1      Form of Agreement and Plan of Exchange among American
                  Aircarriers Support, Inc., a South Carolina corporation,
                  American Aircarriers Support, Incorporated, a Delaware corporation, and Messrs. Karl F. Brown and Herman O. Brown,
                  Jr.

-        2.2      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Aircarriers Support Acquisition Corp.,
                  Global Turbine Services, Inc. and Turbine Inspections,
                  Incorporated.

#        2.3      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Aircarriers Support Acquisition III
                  Corp., Condor Flight Spares, Inc., Ned Angene and Martin
                  Washofsky.

x        2.4      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Jet Engine Services, Inc. and its
                  Stockholders, and American Aircarriers Support Acquisition II
                  Corp.

xx       2.5      Asset Purchase Agreement among the American Aircarriers
                  Support, Incorporated, American Aircarriers Support
                  Acquisition IV Corp., Complete Controls, Inc., Micah Chapman and Frank Zambo.

*        3.1.2    Certificate of Incorporation of American Aircarriers Support,
                  Incorporated as filed on February 9, 1998, with the Secretary of State of the State of Delaware.

*        3.2      Bylaws of American Aircarriers Support, Incorporated.

*        4.1.1    Form of specimen certificate for common stock of American
                  Aircarriers Support, Incorporated.

*        4.1.2    Form of Representative's Warrant Agreement issued by American
                  Aircarriers Support, Incorporated to Cruttenden Roth
                  Incorporated.

-        4.2      Registration Rights between American Aircarriers Support,
                  Incorporated and M. Mike Evans.

#        4.3      Registration Rights Agreement between American Aircarriers
                  Support, Incorporated and Condor Flight Spares, Inc.

EXHIBIT NO.       DOCUMENT
-----------       --------

x        4.4      Registration Rights Agreement between American Aircarriers
                  Support, Incorporated and American Jet Engine Services, Inc.

o        5.       Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this registration statement.

*        10.1.1   Employment Agreement, dated January 31, 1998, by and between
                  Karl F. Brown and American Aircarriers Support, Incorporated.

*        10.1.2   Employment Agreement, effective January 1, 1998, by and
                  between Elaine T. Rudisill and American Aircarriers Support,
                  Incorporated.

-        10.1.3   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and M. Mike Evans.

#        10.1.4   Employment Agreement between American Aircarriers Support,
                  Incorporated and Ned Angene.

#        10.1.5   Employment Agreement between American Aircarriers Support,
                  Incorporated and Martin Washofsky.

x        10.1.6   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and Anton K. Khoury.

x        10.1.7   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and Hanna K. Khoury.

xx       10.1.8   Employment Agreement between the Company and Micah Chapman.

xx       10.1.9   Employment Agreement between the Company and Frank Zambo.

*        10.2     Form of Indemnification Agreement between American Aircarriers
                  Support, Incorporated and each officer and director of American Aircarriers Support, Incorporated.

++       10.3.2   1998 Omnibus Stock Option Plan, as amended.

##       10.4     Loan and Security Agreement, dated May 25, 1999, among
                  American Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

*        10.4.1   Promissory Note, dated June 29, 1995, issued to NationsBank,
                  N.A. by American Aircarriers Support, Incorporated.

*        10.4.2   Security Agreement, dated June 29, 1995, between NationsBank,
                  N.A. and American Aircarriers Support, Incorporated.

*        10.4.3   Continuing and Unconditional guaranty, dated June 29, 1995, from Karl F. Brown to NationsBank, N.A.

*        10.4.4   Promissory Note Renewal, increasing principal amount to $2 million, issued to NationsBank, N.A. by American Aircarriers
                  Support, Incorporated.

*        10.4.5   Promissory Note Renewal, increasing principal amount to $4 million, issued to NationsBank, N.A. by American Aircarriers
                  Support, Incorporated.

EXHIBIT NO.       DOCUMENT
-----------       --------

*        10.4.6   Commitment Letter, dated February 19, 1998, from NationsBank,
                  N.A. to American Aircarriers Support, Incorporated.

*        10.4.7   Promissory Note, dated April 9, 1998, issued to NationsBank,
                  N.A. by American Aircarriers Support, Incorporated.

*        10.4.8   Loan Agreement, dated April 9, 1998, between NationsBank, N.A.
                  and American Aircarriers Support, Incorporated.

*        10.4.9   Security Agreement, dated April 9, 1998, between NationsBank,
                  N.A. and American Aircarriers Support, Incorporated.

*        10.4.10  Continuing and Unconditional Guaranty, dated April 9, 1998, from Karl F. Brown to NationsBank, N.A.

+        10.4.11  Loan (Credit Facility) Agreement, dated July 13, 1998, between
                  NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

**       10.4.12  Modification to the Credit Facility, dated January 1999, between NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

**       10.4.13  Modification to the Credit Facility, dated March 3, 1999, between NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

&&       10.4.14  Promissory Note and Option Agreement issued by AAS
                  Technologies Rankin Properties.

&&       10.4.15  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, institutions.

&&       10.4.16  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

&&       10.4.17  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

*        10.5.1   Lease Agreement, dated June 30, 1993, between B&C Enterprises and American Aircarriers Support, Incorporated.

*        10.5.2   Lease Agreement, dated July 30, 1997, between Brown
                  Enterprises and American Aircarriers Support, Incorporated.

#        10.5.3   Lease Agreement, dated November 9, 1998, between American
                  Aircarriers Support, Incorporated and Condor Properties of
                  Miami, Inc.

x        10.5.4   Lease of Real Property, dated November 19, 1998, between
                  American Aircarriers Support, Incorporated and Anton K.
                  Khoury.

x        10.5.5   Lease of Real Property, dated November 19, 1998, between
                  American Aircarriers Support, Incorporated and Hanna K.
                  Khoury.

**       10.5.6   Lease of Real Property, dated November 6, 1998, between
                  American Aircarriers Support, Incorporated and Crescent
                  Resources, Inc.

EXHIBIT NO.       DOCUMENT
-----------       --------

**       10.5.8   Lease of Real Property, dated December 17, 1998, between AAS
                  Landing Gear Services, Inc. and Condor Properties of Miami,
                  Inc.

xx       10.5.10  Lease Agreement between Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

xx       10.5.11  Lease Agreement between Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

xx       10.5.12  Lease Agreement between AAS-Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

&&       10.5.13  Lease Agreement between AAS-Complete Controls, Inc. and Tucson
                  Authority, Inc.

&&       10.5.14  Lease Agreement between AAS-AMJET and Gran Central Corporation

&&       10.5.15  Lease Agreement between AAS-Complete Controls, Inc. and Tucson
                  Authority, Inc.

&&       10.5.16  First Amendment to Lease between Tucson Airport Authority and
                  A Controls, inc.

*        10.6     Form of S Corporation Tax Allocation and Indemnification
                  Agreement among American Aircarriers Support, Incorporated,
                  Karl F. Brown and Herman O. Brown, Jr.

*        10.8     Voting Trust Agreement, dated February 23, 1998 among Herman
                  O. Brown, David M. Furr, as Trustee, and American Aircarriers
                  Support Incorporated.

*        10.9.1   Consignment Agreement between American Aircarriers Support,
                  Incorporated and M. Mike Evans.

**       11.      Schedule computing net income per common share.

&&       21.      Subsidiaries of the registrant.

o        23.1     Consent of Berliner Zisser Walter & Gallegos, P.C., to the use
                  of its opinion with respect to the legality of the securities covered by this registration statement and to the references to it in the prospectus filed as part of this registration statement is included in Exhibit 5.

o        23.2     Consent of Cherry Bekaert & Holland, LLP, independent public accountants.

o        23.3     Consent of Arthur Andersen LLP, independent public
                  accountants.

oo       99.1     Safe Harbor Compliance Statement.
-----------------------------

* Incorporated by reference from Registration Statement on Form SB-2 (File No. 333-48497).
+ Incorporated by reference from Form 10-QSB filed November 5, 1998 (File No. 0-24275).
- Incorporated by reference from Form 8-K (dated October 1, 1998) filed on October 14, 1998 (File No. 0- 24275).
# Incorporated by reference from Form 8-K (dated November 9, 1998) filed on December 4, 1998 (File No. 0-24275).
x Incorporated by reference from Form 8-K (dated November 19, 1998) filed on December 4, 1998 (File No. 0- 24275).
** Incorporated by reference from Form 10-KSB filed March 16, 1999 (File No. 0-24275).
## Incorporated by reference from Form 10-QSB filed August 12, 1999 (File No. 0-24275).

xx Incorporated by reference from Form 8-K (dated April 1, 1999) filed on September 17, 1999 (File No. 0- 24275).
++ Incorporated by reference from Registration Statement on Form S-8 (File No. 333-18831).
&& Incorporated by reference from Form 10-KSB filed on March 30, 2000 (File No. 0-24275).
o    Filed herewith.
oo   To be filed by amendment


ITEM 17.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission , such indemnification is against public policy as expressed in the Securities Act of 1933 , as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 , as amended, and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Mill, State of South Carolina, on June 23 , 2000.


                                AMERICAN AIRCARRIERS SUPPORT, INCORPORATED


                                  By: /s/ Karl F. Brown
                                      ------------------------------------------
                                      Karl F. Brown, Chairman of the Board and
                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                          DATE
        ---------                         -----                          ----

/s/ Karl F. Brown             Chairman of the Board and            June 30, 2000
------------------------      Chief Executive Officer
    Karl F. Brown             (Principal Executive Officer)


/s/ Elaine T. Rudisill        Chief Financial Officer (Principal   June 30, 2000
------------------------      Financial and Accounting Officer)
    Elaine T. Rudisill


/s/ David M. Furr             Director                             June 30, 2000
------------------------
    David M. Furr


/s/ Pamela K. Clement         Director                             June 30, 2000
------------------------
    Pamela K. Clement


/s/ James T. Comer, III       Director                             June 30, 2000
------------------------
    James T. Comer, III


/s/ Anton K. Khoury           Director                             June 30, 2000
------------------------
    Anton K. Khoury

                                  EXHIBIT INDEX

EXHIBIT NO.       DOCUMENT
-----------       --------
*        2.1      Form of Agreement and Plan of Exchange among American
                  Aircarriers Support, Inc., a South Carolina corporation,
                  American Aircarriers Support, Incorporated, a Delaware corporation, and Messrs. Karl F. Brown and Herman O. Brown,
                  Jr.

-        2.2      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Aircarriers Support Acquisition Corp.,
                  Global Turbine Services, Inc. and Turbine Inspections,
                  Incorporated.

#        2.3      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Aircarriers Support Acquisition III
                  Corp., Condor Flight Spares, Inc., Ned Angene and Martin
                  Washofsky.

x        2.4      Asset Purchase Agreement among American Aircarriers Support,
                  Incorporated, American Jet Engine Services, Inc. and its
                  Stockholders, and American Aircarriers Support Acquisition II
                  Corp.

xx       2.5      Asset Purchase Agreement among the American Aircarriers
                  Support, Incorporated, American Aircarriers Support
                  Acquisition IV Corp., Complete Controls, Inc., Micah Chapman and Frank Zambo.

*        3.1.2    Certificate of Incorporation of American Aircarriers Support,
                  Incorporated as filed on February 9, 1998, with the Secretary of State of the State of Delaware.

*        3.2      Bylaws of American Aircarriers Support, Incorporated.

*        4.1.1    Form of specimen certificate for common stock of American
                  Aircarriers Support, Incorporated.

*        4.1.2    Form of Representative's Warrant Agreement issued by American
                  Aircarriers Support, Incorporated to Cruttenden Roth
                  Incorporated.

-        4.2      Registration Rights between American Aircarriers Support,
                  Incorporated and M. Mike Evans.

#        4.3      Registration Rights Agreement between American Aircarriers
                  Support, Incorporated and Condor Flight Spares, Inc.

x        4.4      Registration Rights Agreement between American Aircarriers
                  Support, Incorporated and American Jet Engine Services, Inc.

o        5.       Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this registration statement.

*        10.1.1   Employment Agreement, dated January 31, 1998, by and between
                  Karl F. Brown and American Aircarriers Support, Incorporated.

*        10.1.2   Employment Agreement, effective January 1, 1998, by and
                  between Elaine T. Rudisill and American Aircarriers Support,
                  Incorporated.

-        10.1.3   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and M. Mike Evans.

EXHIBIT NO.       DOCUMENT
-----------       --------
#        10.1.4   Employment Agreement between American Aircarriers Support,
                  Incorporated and Ned Angene.

#        10.1.5   Employment Agreement between American Aircarriers Support,
                  Incorporated and Martin Washofsky.

x        10.1.6   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and Anton K. Khoury.

x        10.1.7   Executive Employment Agreement between American Aircarriers
                  Support, Incorporated and Hanna K. Khoury.

xx       10.1.8   Employment Agreement between the Company and Micah Chapman.

xx       10.1.9   Employment Agreement between the Company and Frank Zambo.

*        10.2     Form of Indemnification Agreement between American Aircarriers
                  Support, Incorporated and each officer and director of American Aircarriers Support, Incorporated.

++       10.3.2   1998 Omnibus Stock Option Plan, as amended.

##       10.4     Loan and Security Agreement, dated May 25, 1999, among
                  American Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

*        10.4.1   Promissory Note, dated June 29, 1995, issued to NationsBank,
                  N.A. by American Aircarriers Support, Incorporated.

*        10.4.2   Security Agreement, dated June 29, 1995, between NationsBank,
                  N.A. and American Aircarriers Support, Incorporated.

*        10.4.3   Continuing and Unconditional guaranty, dated June 29, 1995, from Karl F. Brown to NationsBank, N.A.

*        10.4.4   Promissory Note Renewal, increasing principal amount to $2 million, issued to NationsBank, N.A. by American Aircarriers
                  Support, Incorporated.

*        10.4.5   Promissory Note Renewal, increasing principal amount to $4 million, issued to NationsBank, N.A. by American Aircarriers
                  Support, Incorporated.

*        10.4.6   Commitment Letter, dated February 19, 1998, from NationsBank,
                  N.A. to American Aircarriers Support, Incorporated.

*        10.4.7   Promissory Note, dated April 9, 1998, issued to NationsBank,
                  N.A. by American Aircarriers Support, Incorporated.

*        10.4.8   Loan Agreement, dated April 9, 1998, between NationsBank, N.A.
                  and American Aircarriers Support, Incorporated.

*        10.4.9   Security Agreement, dated April 9, 1998, between NationsBank,
                  N.A. and American Aircarriers Support, Incorporated.

*        10.4.10  Continuing and Unconditional Guaranty, dated April 9, 1998, from Karl F. Brown to NationsBank, N.A.

EXHIBIT NO.       DOCUMENT
-----------       --------

+        10.4.11  Loan (Credit Facility) Agreement, dated July 13, 1998, between
                  NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

**       10.4.12  Modification to the Credit Facility, dated January 1999, between NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

**       10.4.13  Modification to the Credit Facility, dated March 3, 1999, between NationsBank, N.A. and American Aircarriers Support,
                  Incorporated.

&&       10.4.14  Promissory Note and Option Agreement issued by AAS
                  Technologies Rankin Properties.

&&       10.4.15  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, institutions.

&&       10.4.16  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

&&       10.4.17  Amendment to Loan and Security Agreement, dated May 25, 1999, a Aircarriers Support, Incorporated, NationsBank, N.A., as agent, and certain financial institutions.

*        10.5.1   Lease Agreement, dated June 30, 1993, between B&C Enterprises and American Aircarriers Support, Incorporated.

*        10.5.2   Lease Agreement, dated July 30, 1997, between Brown
                  Enterprises and American Aircarriers Support, Incorporated.

#        10.5.3   Lease Agreement, dated November 9, 1998, between American
                  Aircarriers Support, Incorporated and Condor Properties of
                  Miami, Inc.

x        10.5.4   Lease of Real Property, dated November 19, 1998, between
                  American Aircarriers Support, Incorporated and Anton K.
                  Khoury.

x        10.5.5   Lease of Real Property, dated November 19, 1998, between
                  American Aircarriers Support, Incorporated and Hanna K.
                  Khoury.

**       10.5.6   Lease of Real Property, dated November 6, 1998, between
                  American Aircarriers Support, Incorporated and Crescent
                  Resources, Inc.

**       10.5.8   Lease of Real Property, dated December 17, 1998, between AAS
                  Landing Gear Services, Inc. and Condor Properties of Miami,
                  Inc.

xx       10.5.10  Lease Agreement between Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

xx       10.5.11  Lease Agreement between Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

xx       10.5.12  Lease Agreement between AAS-Complete Controls Inc. and Tucson
                  Airport Authority, Inc.

&&       10.5.13  Lease Agreement between AAS-Complete Controls, Inc. and Tucson
                  Authority, Inc.

&&       10.5.14  Lease Agreement between AAS-AMJET and Gran Central Corporation

&&       10.5.15  Lease Agreement between AAS-Complete Controls, Inc. and Tucson
                  Authority, Inc.

&&       10.5.16  First Amendment to Lease between Tucson Airport Authority and
                  A Controls, inc.

EXHIBIT NO.       DOCUMENT
-----------       --------

*        10.6     Form of S Corporation Tax Allocation and Indemnification
                  Agreement among American Aircarriers Support, Incorporated,
                  Karl F. Brown and Herman O. Brown, Jr.

*        10.8     Voting Trust Agreement, dated February 23, 1998 among Herman
                  O. Brown, David M. Furr, as Trustee, and American Aircarriers
                  Support Incorporated.

*        10.9.1   Consignment Agreement between American Aircarriers Support,
                  Incorporated and M. Mike Evans.

**       11.      Schedule computing net income per common share.

&&       21.      Subsidiaries of the registrant.

o        23.1     Consent of Berliner Zisser Walter & Gallegos, P.C., to the use
                  of its opinion with respect to the legality of the securities covered by this registration statement and to the references to it in the prospectus filed as part of this registration statement is included in Exhibit 5.

o        23.2     Consent of Cherry Bekaert & Holland, LLP, independent public accountants.

o        23.3     Consent of Arthur Andersen LLP, independent public
                  accountants.

oo       99.1     Safe Harbor Compliance Statement.
-----------------------------

* Incorporated by reference from Registration Statement on Form SB-2 (File No. 333-48497).
+ Incorporated by reference from Form 10-QSB filed November 5, 1998 (File No. 0-24275).
- Incorporated by reference from Form 8-K (dated October 1, 1998) filed on October 14, 1998 (File No. 0- 24275).
# Incorporated by reference from Form 8-K (dated November 9, 1998) filed on December 4, 1998 (File No. 0-24275).
x Incorporated by reference from Form 8-K (dated November 19, 1998) filed on December 4, 1998 (File No. 0- 24275).
** Incorporated by reference from Form 10-KSB filed March 16, 1999 (File No. 0-24275).
## Incorporated by reference from Form 10-QSB filed August 12, 1999 (File No. 0-24275).
xx Incorporated by reference from Form 8-K (dated April 1, 1999) filed on September 17, 1999 (File No. 0- 24275).
++ Incorporated by reference from Registration Statement on Form S-8 (File No. 333-18831).
&& Incorporated by reference from Form 10-KSB filed on March 30, 2000 (File No. 0-24275).
o    Filed herewith.
oo   To be filed by amendment